QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.906Cert

        This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2006 of Reaves Utility Income Fund (the "Company").

        I, Edmund J. Burke, the President and Principal Executive Officer of the Company, certify that:

  (i)
  the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (ii)
  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 8, 2007

By:	/s/ EDMUND J. BURKE Edmund J. Burke President (Principal Executive Officer)

        This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the report on Form N-CSR for the period ended October 31, 2006 of Reaves Utility Income Fund (the "Company").

        I, Jeremy O. May, Treasurer and Principal Financial Officer of the Company, certify that:

  (i)
  the Form N-CSR fully complies with the requirements of Section 13(a) or Section 15(d), as applicable of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (ii)
  the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	January 8, 2007

By:	/s/ JEREMY O. MAY Jeremy O. May Treasurer (Principal Financial Officer)

QuickLinks

  Exhibit 99.906Cert